UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

JAGUAR HEALTH, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2026

Jaguar Health, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36714	46-2956775
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Pine Street Suite 400
San Francisco, California	94104
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 371-8300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	JAGX	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On October 8, 2026, Jaguar Health, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement (the “Proxy Statement”) in connection with the Company’s special meeting of stockholders, to be held on November 6, 2026 (the “Special Meeting”).

The Company is providing the following supplement to disclose additional information regarding Proposal 3 in the Proxy Statement, in which the Company asks its stockholders to vote to approve an amendment and restatement of the Company’s 2014 Stock Incentive Plan (the “2014 Plan”) to increase the number of shares of Common Stock authorized for issuance under the 2014 Plan to 378,859, which represents 14% of the issued and outstanding shares of Common Stock on a fully diluted basis as of September 30, 2026.

Except as set forth herein, the following supplement does not change the proposals to be acted on at the Special Meeting or the recommendations of the Company’s board of directors (the “Board”) with respect to the proposals, which are described in the Proxy Statement. Except as specifically supplemented or amended by the information contained in following supplement, all information set forth in the Proxy Statement continues to apply and should be considered when voting your shares using one of the methods described in the Proxy Statement. Capitalized terms used in this Supplement and not otherwise defined have the meanings ascribed to them in the Proxy Statement.

If you already submitted a proxy card or voting instructions, you do not need to resubmit proxies or voting instructions with different directions, unless you wish to change votes previously cast on Proposal No. 3.

SUPPLEMENTAL DISCLOSURE

Share Reserve Adjustment under the 2014 Plan

On October 2, 2026, we announced that our board of directors declared a special one-time dividend of one share of Series R Preferred Stock for each one share of Common Stock outstanding, plus each one share issuable upon exercise of certain warrants and pre-funded warrants to purchase Common Stock with dividend rights outstanding, at the close of business on October 13, 2026 (the “Record Date”) (the “Series R Preferred Stock Dividend”). The ex-dividend date for the Series R Preferred Stock Dividend, as determined by Nasdaq, was October 16, 2026. The Series R Preferred Stock Dividend was paid as of the close of business on October 15, 2026.

Pursuant to the terms of the Certificate of Designation of Preferences, Rights and Limitations of Series R Convertible Preferred Stock (the “Certificate of Designation of Series R Preferred Stock”) that the Company filed with the Secretary of State of the State of Delaware on October 2, 2026, on November 2, 2026 (the “Series R Conversion Date”), each outstanding share of Series R Preferred Stock will automatically convert into such whole number of fully paid and non-assessable shares of Common Stock (the “Series R Conversion Shares”) at the Series R Conversion Ratio (as defined below) (the “Series R Conversion”); provided, however, that in no event may Series R Conversion Shares be issued to any holder of Series R Preferred Stock that would cause such holder, together with its affiliates, to beneficially own shares of Common Stock in excess of the Maximum Percentage (as defined in the Certificate of Designation of Series R Preferred Stock) immediately after giving effect to the issuance of the Series R Conversion Shares.

For each share of Series R Preferred Stock, the Series R Conversion Ratio shall be five shares of Common Stock, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the original issue date of Series R Preferred Stock.

Proposal 3 was included in the Proxy Statement for the Special Meeting before the Series R Preferred Stock Dividend was paid, and the number of shares set forth in Proposal 3 therefore does not reflect the Series R Preferred Stock Dividend or the Series R Conversion. Absent an adjustment, the share reserve under the 2014 Plan, including the 378,859 shares contemplated by Proposal 3, would represent approximately one-sixth of the proportionate interest in the Company’s outstanding Common Stock that it was intended to represent, resulting a dilution of the benefits or potential benefits intended to be made available under the 2014 Plan.

As such, pursuant to Section 4.3 of the 2014 Plan, the Compensation Committee of the Company, in the exercise of its sole discretion thereunder, approved a six-fold increase in the number of shares of Common Stock available for issuance under the 2014 Plan (the “Share Reserve Adjustment”), such that, upon effectiveness of the Share Reserve Adjustment, the aggregate number of shares of Common Stock available for issuance under the 2014 Plan shall be six (6) times the number of shares available under the 2014 Plan on the effective date of such Share Reserve Adjustment. The Share Reserve Adjustment was unanimously approved by our Board on October 28, 2026 and will take effect immediately following the Special Meeting. The Share Reserve Adjustment ensures that, to the extent that Proposal 3 is approved by stockholders at the Special Meeting, the shares of Common Stock available under the 2014 Plan will continue to be approximately 14% of the issued and outstanding shares of Common Stock on a fully diluted basis as of September 30, 2026, taking into account the impact of the Series R Preferred Stock Dividend. To the extent stockholder approval is obtained for Proposal 3, the Share Reserve Adjustment would result in (i) the number of shares available under the 2014 Plan to be 2,273,154 shares (being 378,859 shares multiplied by six (6)) and (ii) the maximum aggregate number of shares that may be issued pursuant to the exercise of incentive stock options within the meaning of Section 422(b) of the Internal Revenue Code of 1986, as amended (the “Code”) to be 163,998 (being 27,333 shares multiplied by six (6)). To the extent stockholder approval is not obtained for Proposal 3, the Share Reserve Adjustment would result in (i) the number of shares available under the 2014 Plan to be 4,260 shares (being 710 shares multiplied by six (6)) and (ii) the maximum aggregate number of shares that may be issued pursuant to the exercise of incentive stock options within the meaning of Section 422(b) of the Code to be 163,998 (being 27,333 shares multiplied by six (6)).

Other Proxy Statement Changes as a Result of Share Reserve Adjustment

Certain disclosures in the Proxy Statement have been updated in order to demonstrate the effect of the Share Reserve Adjustment. In each instance, only the number of shares of Common Stock authorized for issuance under the 2014 Plan, or the maximum aggregate number of shares that may be issued pursuant to the exercise of incentive stock options within the meaning of Section 422(b) of the Code, has been changed, as applicable, and only to give effect to the Share Reserve Adjustment. Except as set forth herein, all information set forth in the proxy materials continues to apply.

The following disclosure amends and supplements the information previously provided in the Proxy Statement, and has been restated in its entirety. For clarity, new text within restated paragraphs from the Proxy Statement is bold and underlined.

•	Background (page 26)

Under the 2014 Plan, options awards and restricted stock units were outstanding for a total of 653 shares as of September 15, 2026 that have been granted to employees, directors and consultants. Thus, the total number of shares currently available for issuance under the 2014 Plan as of September 15, 2026 was 710 shares, which equaled approximately 0.14% of the issued and outstanding shares of Common Stock on a fully diluted basis as of September 15, 2026. If stockholders approve this Proposal 3, the total number of shares available for future stock awards under the 2014 Plan will be 378,859, which represents 14% of the issued and outstanding shares of Common Stock on a fully diluted basis as of September 30, 2026, excluding the effect of the Share Reserve Adjustment. Of the total number of shares allocated to the 2014 Plan, including the share increase that is the subject of this Proposal 3, the maximum aggregate number of shares that may be issued pursuant to the exercise of incentive stock options within the meaning of Section 422(b) of the Internal Revenue Code of 1986, as amended (the “Code”), shall not exceed 27,333 shares, excluding the effect of the Share Reserve Adjustment. Based on current forecasts and estimated stock award grant rates, if the increase is not approved, it is anticipated that the 2014 Plan could run out of available shares as soon as the third quarter of 2026.

Share Reserve Adjustment

On October 28, 2026, pursuant to Section 4.3 of the 2014 Plan, the Board approved a six-fold increase in the number of shares of Common Stock available for issuance under the 2014 Plan (the “Share Reserve Adjustment”), such that, upon effectiveness of the Share Reserve Adjustment, the aggregate number of shares of Common Stock available for issuance under the 2014 Plan shall be six (6) times the number of shares available under the 2014 Plan on the effective date of such Share Reserve Adjustment. The purpose of the Share Reserve Adjustment is to preserve the benefits or potential benefits intended to be made available under the 2014 Plan in light of the increase in the total shares of Common Stock outstanding resulting from the previously announced Series R Preferred Stock Dividend and ensure that the shares of Common Stock available under the 2014 Plan will continue to be approximately 14% of the issued and outstanding shares of Common Stock on a fully diluted basis as of September 30, 2026, taking into account the impact of the Series R Preferred Stock Dividend. The Share Reserve Adjustment will take effect immediately following the Special Meeting. To the extent stockholder approval is obtained for Proposal 3, the Share Reserve Adjustment would result in (i) the number of shares available under the 2014 Plan to be 2,273,154 shares (being 378,859 shares multiplied by six (6)) and (ii) the maximum aggregate number of shares that may be issued pursuant to the exercise of incentive stock options within the meaning of Section 422(b) of the Code to be 163,998 (being 27,333 shares multiplied by six (6)). To the extent stockholder approval is not obtained for Proposal 3, the Share Reserve Adjustment would result in (i) the number of shares available under the 2014 Plan to be 4,260 shares (being 710 shares multiplied by six (6)) and (ii) the maximum aggregate number of shares that may be issued pursuant to the exercise of incentive stock options within the meaning of Section 422(b) of the Code to be 163,998 (being 27,333 shares multiplied by six (6)).

This Current Report on Form 8-K contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding the Company’s plans to convert the Series R Preferred Stock and to hold a special meeting of stockholders to consider certain proposals. The words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. While the Company believes its plans, intentions and expectations reflected in those forward-looking statements are reasonable, these plans, intentions or expectations may not be achieved. The Company’s actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements. For information about the factors that could cause such differences, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, including the information discussed under the captions “Item 1 Business,” “Item 1A. Risk Factors” and “Item 7 Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as the Company’s various other filings with the SEC. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The Company assumes no obligation to update any forward-looking statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	By:	/s/ Lisa A. Conte
	Name:	Lisa A. Conte
Date: October 28, 2026	Title:	President and Chief Executive Officer